Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces Fourth Quarter and Full Year 2024 Earnings; Declares Quarterly Dividend

Indiana, PA, January 28, 2025 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the fourth quarter and full year of 2024.

Financial Summary

(dollars in thousands,	For the Three Months Ended			For the Year Ended
except per share data)	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Reported Results
Net income	$35,849	$32,086	$44,827	$142,572	$157,063
Diluted earnings per share	$0.35	$0.31	$0.44	$1.39	$1.54
Return on average assets	1.23%	1.08%	1.56%	1.22%	1.42%
Return on average equity	10.16%	9.19%	14.11%	10.44%	12.80%

Operating Results (non-GAAP)(1)
Core net income	$36,067	$31,933	$44,964	$142,709	$172,697
Core diluted earnings per share	$0.35	$0.31	$0.44	$1.40	$1.70
Core pre-tax pre-provision net revenue	$51,388	$50,949	$55,028	$207,551	$221,505
Provision expense	$6,490	$10,615	$(1,865)	$29,170	$14,813
Net charge-offs	$13,691	$8,785	$16,338	$31,180	$30,152
Reserve build/(release)(2)	$(7,206)	$2,458	$(16,619)	$1,188	$14,812
Core return on average assets (ROAA)	1.23%	1.08%	1.56%	1.22%	1.56%
Core pre-tax pre-provision ROAA	1.76%	1.72%	1.91%	1.78%	2.00%
Return on average tangible common equity	14.40%	13.09%	20.78%	14.94%	19.01%
Core return on average tangible common equity	14.48%	13.02%	20.85%	14.95%	20.86%
Core efficiency ratio	56.07%	56.66%	53.00%	55.36%	52.91%
Net interest margin (FTE)	3.54%	3.56%	3.65%	3.55%	3.81%
(1)Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. A full reconciliation of non-GAAP financial measures may be found at the end of the financial statements which accompany this release.
(2)Reserve build/(release) represents the net change in the Company's allowance for credit losses (ACL) from the prior period.
Fourth Quarter 2024 Highlights
•Net income of $35.8 million and diluted earnings per share of $0.35 represent an increase of $3.8 million, or $0.04 per share from the previous quarter and a decrease of $9.0 million, or $0.09 per share from the fourth quarter of 2023
•Core pre-tax pre-provision net revenue (PPNR)(1) totaled $51.4 million, an increase of $0.4 million from the previous quarter and a decrease of $3.6 million from the fourth quarter of 2023
•Average deposits increased $207.1 million, or 8.7% annualized, compared to the prior quarter

•Total loans increased $23.5 million, or 1.0% annualized, from the previous quarter, driven by growth in the Equipment Finance and Commercial Real Estate portfolios
•Net interest income (FTE) of $95.4 million decreased $1.4 million from the previous quarter and decreased $0.6 million from the fourth quarter of 2023
•Noninterest income (excluding a $0.2 million gain on investment securities in 3Q 2024) of $25.3 million decreased $0.8 million from the previous quarter
•Noninterest expense (excluding $0.3 million of merger-related expenses in 4Q 2024) of $69.0 million decreased $1.0 million from the previous quarter
•Total shareholders’ equity decreased $4.5 million from the previous quarter due to a $19.4 million increase in unrealized losses in accumulated other comprehensive income (AOCI) from the previous quarter and share repurchases totaling $7.9 million
Profitability
•Core return on average assets (ROAA) was 1.23% as compared to 1.08% in the previous quarter and 1.56% in the fourth quarter of 2023
•Core pre-tax pre-provision ROAA(1) for the quarter ended December 31, 2024 was 1.76% as compared to 1.72% in the prior quarter and 1.91% in the fourth quarter of 2023
•The net interest margin of 3.54% decreased two basis points from the prior quarter and decreased 11 basis points from the fourth quarter of 2023
•The core efficiency ratio(1) of 56.1% improved 59 basis points from the previous quarter
Strong capital position
•Bank-level Total Regulatory Capital ratio of 13.6%, which represents $333.0 million in excess capital above the regulatory “well capitalized” requirement of 10.0%
•A total of 476,979 shares at a weighted average price of $16.60 were repurchased during the fourth quarter of 2024 under the Company’s previously authorized share repurchase program. The remaining repurchase capacity under the current program was $6.7 million as of December 31, 2024
Asset quality
•The provision for credit losses was $6.5 million, a decrease of $4.1 million compared to the previous quarter
•The allowance for credit losses as a percentage of end-of-period loans was 1.32%, as compared to 1.41% in the previous quarter
•Total nonperforming loans decreased $13.3 million from the previous quarter
•Net charge-offs on loans totaled $13.7 million, an increase of $4.9 million from the previous quarter
◦Approximately $8.0 million of the quarterly net charge-offs were loans specifically reserved for in previous quarters
◦Net charge-offs (annualized) as a percentage of average loans outstanding was 0.61% in the fourth quarter of 2024 as compared to 0.39% in the previous quarter
Subsequent to Fourth Quarter 2024
•The company sold its remaining Visa-B shares in January 2025, resulting in a gain of approximately $5.1 million that will be recognized in the first quarter of 2025. The proceeds from the sale offset commensurate losses the company incurred as the result of the sale of securities with a book value of $53.7 million carrying a yield of 2.6% followed by the purchase of securities with a yield of approximately 5.4%

Full Year 2024 Highlights
Earnings
•Net income of $142.6 million and diluted earnings per share of $1.39
◦Core net income(1) was $142.7 million, or $1.40 diluted earnings per share, compared to $172.7 million, or $1.70 diluted earnings per share in the prior year
•Core pre-tax pre-provision income(1) of $207.6 million decreased $14.0 million from the prior year
Profitability
•The return on average assets (ROAA) for the year ended December 31, 2024 was 1.22% as compared to 1.42% in the prior year
•Core pre-tax pre-provision ROAA(1) for the year ended December 31, 2024 was 1.78% as compared to 2.00% in the prior year
•The core efficiency ratio(1) increased 244 basis points to 55.36% compared to the prior year
Franchise Growth
•Average deposits grew $451.1 million, or 5.0% compared to the prior year
◦End of period deposits grew $485.7 million, or 5.3% compared to the prior year
•Total loans grew $37.2 million, or 0.4% compared to the prior year
•The loan-to-deposit ratio was 93.4% for the year ended December 31, 2024 as compared to 97.9% in the prior year
“Despite deposit pricing pressure challenges, higher credit costs, and six months of lost interchange revenue from the Durbin amendment, we ended 2024 with a robust pre-tax pre-provision ROA of 1.76% and an efficiency ratio of 56.07%, demonstrating the strength of our organization,” stated T. Michael Price, President and Chief Executive Officer. “With historic highs in customer satisfaction and net promoter scores, we’re not just growing profitably but also building deeper trust and stronger connections with our customers.” Price continued, “Last year laid the foundation for sustainable growth, and as we move into 2025, our focus on mid-single-digit loan growth, core deposit acquisition, and operational efficiency will propel us forward.”
Earnings
Net income for the fourth quarter of 2024 was $35.8 million, or $0.35 per share, compared to $32.1 million, or $0.31 per share in the third quarter of 2024 and $44.8 million, or $0.44 per share for the fourth quarter of 2023.
Net income for the year ended December 31, 2024 was $142.6 million, or $1.39 per share, compared to $157.1 million, or $1.54 per share for the same period in 2023.
Net Interest Income and Net Interest Margin
Net interest income (FTE) of $95.4 million decreased $1.4 million from the previous quarter and decreased $0.6 million from the prior year quarter. The decrease from the previous quarter was primarily due to a two basis point decrease in the net interest margin and a $219.5 million decrease in lower-yielding interest bearing bank deposits.
The net interest margin for the fourth quarter of 2024 was 3.54%, a decrease of two basis points from the previous quarter and a decrease of 11 basis points from the fourth quarter of 2023. The total cost of funds decreased nine basis points due to a $442.9 million decrease in higher-cost short-term borrowings, partially offset by a $115.7 million increase in long-term borrowings and a 12 basis point decrease in the yield on loans. The total cost of deposits decreased one basis point to 2.07% as compared to the previous quarter.
Total average deposits increased $207.1 million, or 8.7% annualized in the fourth quarter of 2024 as compared to the previous quarter primarily due to a large commercial customer deposit received at the end of the previous quarter. Total end-of-period deposits decreased $67.5 million, or 2.7% annualized, from the previous quarter primarily due to seasonal withdrawals of public fund deposits.

Asset Quality
Provision for credit losses totaled $6.5 million in the fourth quarter of 2024 as compared to $10.6 million in the previous quarter. The decrease in provision expense during the quarter was primarily driven by higher specific reserves in the previous quarter and improved quantitative factors and loan mix.
Nonperforming loans totaled $61.5 million, a decrease of $13.3 million from the previous quarter and an increase of $22.0 million from the fourth quarter of 2023. Nonperforming loans represented 0.68% of total loans as compared to 0.83% and 0.44% for the periods ended September 30, 2024 and December 31, 2023, respectively.
At December 31, 2024, criticized loans totaled $224.2 million, a decrease of $17.8 million from the previous quarter.
During the fourth quarter of 2024, net charge-offs were $13.7 million as compared to net charge-offs of $8.8 million in the previous quarter and $16.3 million in the fourth quarter of 2023. The increase from the prior quarter was primarily driven by the charge-off of three commercial credits totaling $8.0 million, for which $7.0 million in specific reserves had been previously provided.
Net charge-offs (annualized) as a percentage of average loans were 0.61%, 0.39% and 0.72% for the periods ended December 31, 2024, September 30, 2024 and December 31, 2023, respectively.
Noninterest Income and Noninterest Expense
Noninterest income (excluding $0.2 million gain on investment securities in 3Q 2024) totaled $25.3 million for the fourth quarter of 2024, as compared to $24.5 million for the third quarter of 2024 and $24.3 million for the fourth quarter of 2023. The $0.8 million increase from the previous quarter was primarily due to a $0.7 million increase in swap fee income, a $0.5 million increase in gain on sale of Mortgage loans and a $0.5 million gain on a limited partnership included in other revenue, partially offset by a $0.9 million decrease income from bank owned life insurance (BOLI).
For the year ended December 31, 2024, noninterest income (excluding $0.2 million gain sale of investment securities in 2024 and $0.1 million loss on sale of investment securities in 2023) totaled $99.0 million, an increase of $2.3 million from the prior year. The increase from the prior year was primarily due to a $1.8 million increase in gain on sale of Mortgage loans, a $1.5 million increase gain on sale of SBA loans, a $1.5 million increase in BOLI income, a $1.3 million increase in Trust income and a $1.1 million increase in service charges, offsetting a $6.8 million decrease in card-related interchange income due to the Bank being subject to six months of the Durbin amendment.
Noninterest expense (excluding $0.3 million and $0.2 million of merger related expenses in 4Q 2024 and 4Q 2023, respectively) totaled $69.0 million for the fourth quarter of 2024, as compared to $70.1 million for the third quarter of 2024 and $65.0 million for the fourth quarter of 2023. The $1.0 million decrease from the previous quarter was primarily the result of a $1.3 million decrease in operational losses and a $0.6 million decrease in salaries and benefits, partially offset by a $0.8 million increase in accrued Pennsylvania shares tax obligations.
The core efficiency ratio was 56.07% during the fourth quarter of 2024 as compared to 56.66% in the previous quarter and 53.00% in the fourth quarter of 2023.
For the year ended December 31, 2024, noninterest expense (excluding $0.4 million of merger related expenses and $0.4 million loss on the early redemption of subordinated debt in 2024 and $9.0 million of merger related expenses in 2023) totaled $270.0 million, as compared to $260.9 million in the prior year. The $9.1 million increase from the prior year was primarily driven by a $6.4 million increase in salaries and benefits, a $1.1 million increase in Pennsylvania shares tax obligations and a $0.6 million increase in occupancy costs, partially offset by a $0.4 million decrease in other professional fees and a $0.3 million decrease in FDIC insurance.
The core efficiency ratio was 55.36% for the year ended December 31, 2024 as compared to 52.91% in the previous year.
Full time equivalent staff was 1,512 at December 31, 2024, 1,500 at September 30, 2024, and 1,475 at December 31, 2023.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.13 per share, which represents a 4.0% increase from the fourth quarter of 2023. The cash dividend is payable on February 21, 2025 to shareholders of record as of February 7, 2025. This dividend represents a 3.1% projected annual yield utilizing the January 27, 2025 closing market price of $16.77.

First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at December 31, 2024 were 14.6%, 12.9%, 10.6% and 12.1%, respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the fourth quarter and full year 2024 on Wednesday, January 29, 2025 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-888-330-3181 conference ID # 4651379 or through the company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-800-770-2030 and entering the conference ID # 4651379. A link to the webcast replay will also be accessible on the company’s webpage for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services Company with 124 community banking offices in 30 counties throughout western and central Pennsylvania and throughout Ohio, as well as commercial lending operations in Pittsburgh and Harrisburg, Pennsylvania, and Canton, Cleveland, Columbus and Cincinnati, Ohio. The Company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, equipment finance, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
Certain statements contained in this release that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute “forward-looking statements” as well. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” or words of similar meaning. These forward-looking statements are subject to significant risks, assumptions and uncertainties, and could be affected by many factors, including, but not limited to: (1) volatility and disruption in national and international financial markets; (2) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (3) inflation, interest rate, commodity price, securities market and monetary fluctuations; (4) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth or its customers must comply; (5) the soundness of other financial institutions; (6) political instability; (7) impairment of First Commonwealth’s goodwill or other intangible assets; (8) acts of God or of war or terrorism; (9) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (10) changes in consumer spending, borrowings and savings habits; (11) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (12) technological changes; (13) acquisitions and integration of acquired businesses; (14) First Commonwealth’s ability to attract and retain qualified employees; (15) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (16) the ability to increase market share and control expenses; (17) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (18) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (19) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (20) other risks and uncertainties described in this report and in the other reports that we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.
In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Relations:
Ron Wahl
Communications and Media Relations
Phone: 724-463-6806
E-mail: RWahl@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
SUMMARY RESULTS OF OPERATIONS
Net interest income	$95,081	$96,515	$95,737	$378,892	$385,676
Provision for credit losses	6,490	10,615	(1,865)	29,170	4,160
Provision for credit losses — acquisition day 1 non-PCD	—	—	—	—	10,653
Noninterest income	25,335	24,698	24,297	99,231	96,609
Noninterest expense	69,304	70,070	65,180	270,745	269,917
Net income	35,849	32,086	44,827	142,572	157,063
Core net income (5)	36,067	31,933	44,964	142,709	172,697
Earnings per common share (diluted)	$0.35	$0.31	$0.44	$1.39	$1.54
Core earnings per common share (diluted) (6)	$0.35	$0.31	$0.44	$1.40	$1.70
KEY FINANCIAL RATIOS
Return on average assets	1.23%	1.08%	1.56%	1.22%	1.42%
Core return on average assets (7)	1.23%	1.08%	1.56%	1.22%	1.56%
Return on average assets, pre-provision, pre-tax	1.75%	1.73%	1.91%	1.78%	1.91%
Core return on average assets, pre-provision, pre-tax	1.76%	1.72%	1.91%	1.78%	2.00%
Return on average shareholders' equity	10.16%	9.19%	14.11%	10.44%	12.80%
Return on average tangible common equity (8)	14.40%	13.09%	20.78%	14.94%	19.01%
Core return on average tangible common equity (9)	14.48%	13.02%	20.85%	14.95%	20.86%
Core efficiency ratio (2)(10)	56.07%	56.66%	53.00%	55.36%	52.91%
Net interest margin (FTE) (1)	3.54%	3.56%	3.65%	3.55%	3.81%

Book value per common share	$13.81	$13.79	$12.87
Tangible book value per common share (11)	10.04	10.03	9.09
Market value per common share	16.92	17.15	15.44
Cash dividends declared per common share	0.130	0.130	0.125	0.515	0.495
ASSET QUALITY RATIOS
Nonperforming loans and leases as a percent of end-of-period loans and leases(3)	0.68%	0.83%	0.44%
Nonperforming assets as a percent of total assets (3)	0.55%	0.64%	0.36%
Net charge-offs as a percent of average loans and leases (annualized) (4)	0.61%	0.39%	0.72%
Allowance for credit losses as a percent of nonperforming loans and leases (4)	193.48%	168.77%	298.23%
Allowance for credit losses as a percent of end-of-period loans and leases (4)	1.32%	1.41%	1.31%
CAPITAL RATIOS
Shareholders' equity as a percent of total assets	12.1%	11.8%	11.5%
Tangible common equity as a percent of tangible assets (12)	9.1%	8.8%	8.4%
Leverage Ratio	10.6%	10.3%	10.0%
Risk Based Capital - Tier I	12.9%	12.7%	11.9%
Risk Based Capital - Total	14.6%	14.5%	13.9%
Common Equity - Tier I	12.1%	12.0%	11.2%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
INCOME STATEMENT
Interest income	$149,996	$154,323	$144,257	$600,463	$529,998
Interest expense	54,915	57,808	48,520	221,571	144,322
Net Interest Income	95,081	96,515	95,737	378,892	385,676
Provision for credit losses	6,490	10,615	(1,865)	29,170	4,160
Provision for credit losses - acquisition day 1 non-PCD	—	—	—	—	10,653
Net Interest Income after Provision for Credit Losses	88,591	85,900	97,602	349,722	370,863
Net securities gains (losses)	1	88	—	(5,446)	(103)
Gain on VISA exchange	—	106	—	5,664	—
Trust income	3,031	3,242	2,549	11,821	10,516
Service charges on deposit accounts	5,749	5,840	5,595	22,518	21,437
Insurance and retail brokerage commissions	2,654	3,087	2,825	11,546	10,929
Income from bank owned life insurance	1,418	2,278	1,211	6,361	4,875
Gain on sale of mortgage loans	1,645	1,151	776	5,795	3,951
Gain on sale of other loans and assets	3,076	2,576	1,740	9,111	6,744
Card-related interchange income	3,923	4,137	7,218	21,887	28,640
Derivative mark-to-market	95	(153)	(13)	(46)	14
Swap fee income	797	88	490	885	1,519
Other income	2,946	2,258	1,906	9,135	8,087
Total Noninterest Income	25,335	24,698	24,297	99,231	96,609
Salaries and employee benefits	38,025	38,618	36,232	149,287	142,871
Net occupancy	4,769	4,858	4,637	19,783	19,221
Furniture and equipment	4,360	4,335	4,372	17,453	17,308
Data processing	4,039	3,879	3,986	15,582	15,010
Pennsylvania shares tax	1,968	1,126	351	5,422	4,364
Advertising and promotion	1,358	1,960	1,061	5,535	5,713
Intangible amortization	1,368	1,223	1,210	5,024	4,983
Other professional fees and services	1,557	1,448	1,543	5,533	5,919
FDIC insurance	1,436	1,638	1,646	5,973	6,260
Litigation and operational losses	920	2,181	1,378	4,592	4,641
Loss on sale or write-down of assets	99	132	107	451	204
Loss on early redemption of subordinated debt	—	—	—	369	—
Merger and acquisition	277	—	174	391	9,034
Other operating expenses	9,128	8,672	8,483	35,350	34,389
Total Noninterest Expense	69,304	70,070	65,180	270,745	269,917
Income before Income Taxes	44,622	40,528	56,719	178,208	197,555
Income tax provision	8,773	8,442	11,892	35,636	40,492
Net Income	$35,849	$32,086	$44,827	$142,572	$157,063

Shares Outstanding at End of Period	101,758,450	102,237,941	102,114,664	101,758,450	102,114,664
Average Shares Outstanding Assuming Dilution	101,963,018	102,418,964	102,264,768	102,205,497	101,822,201

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	December 31,	September 30,	December 31,
	2024	2024	2023
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$105,051	$126,598	$125,436
Interest-bearing bank deposits	28,358	455,711	21,557
Securities available for sale, at fair value	1,178,577	1,165,392	1,071,857
Securities held to maturity, at amortized cost	405,639	430,425	419,009
Loans held for sale	51,991	46,785	29,820

Loans and leases	8,983,754	8,965,500	8,968,761
Allowance for credit losses	(118,906)	(126,112)	(117,718)
Net loans and leases	8,864,848	8,839,388	8,851,043

Goodwill and other intangibles	383,352	384,172	386,535
Other assets	567,120	534,728	554,231
Total Assets	$11,584,936	$11,983,199	$11,459,488

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$2,249,615	$2,463,971	$2,388,533

Interest-bearing demand deposits	688,596	671,667	629,138
Savings deposits	4,989,342	4,953,206	4,886,781
Time deposits	1,750,466	1,656,708	1,287,857
Total interest-bearing deposits	7,428,404	7,281,581	6,803,776

Total deposits	9,678,019	9,745,552	9,192,309

Short-term borrowings	80,139	538,828	597,835
Long-term borrowings	262,985	136,285	186,757
Total borrowings	343,124	675,113	784,592

Other liabilities	158,628	152,918	168,313
Shareholders' equity	1,405,165	1,409,616	1,314,274
Total Liabilities and Shareholders' Equity	$11,584,936	$11,983,199	$11,459,488

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended						For the Year Ended
	December 31,	Yield/	September 30,	Yield/	December 31,	Yield/	December 31,	Yield/	December 31,	Yield/
	2024	Rate	2024	Rate	2023	Rate	2024	Rate	2023	Rate
NET INTEREST MARGIN

Assets
Loans and leases (FTE)(1)(3)	$9,034,096	5.97%	$9,004,808	6.09%	$8,974,613	5.89%	$9,013,742	6.02%	$8,714,770	5.64%
Interest bearing bank deposits	58,469	5.22%	278,006	5.49%	112,722	5.61%	164,339	5.52%	176,146	5.39%
Securities (FTE)(1)	1,620,823	3.43%	1,542,792	3.34%	1,353,240	2.85%	1,536,812	3.27%	1,260,854	2.37%
Total Interest-Earning Assets (FTE) (1)	10,713,388	5.58%	10,825,606	5.68%	10,440,575	5.49%	10,714,893	5.62%	10,151,770	5.23%
Noninterest-earning assets	912,328		950,926		961,555		940,073		940,083
Total Assets	$11,625,716		$11,776,532		$11,402,130		$11,654,966		$11,091,853

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$5,703,763	2.22%	$5,657,796	2.27%	$5,540,364	1.90%	$5,636,553	2.20%	$5,508,182	1.46%
Time deposits	1,730,251	4.32%	1,575,975	4.40%	1,217,356	3.81%	1,549,999	4.32%	972,735	3.28%
Short-term borrowings	98,113	4.28%	541,010	4.62%	548,680	5.43%	444,453	4.60%	439,556	4.95%
Long-term borrowings	252,064	5.07%	136,408	5.44%	186,860	5.75%	186,550	5.51%	186,687	5.45%
Total Interest-Bearing Liabilities	7,784,191	2.81%	7,911,189	2.91%	7,493,260	2.57%	7,817,555	2.83%	7,107,160	2.03%
Noninterest-bearing deposits	2,293,343		2,286,482		2,434,560		2,298,065		2,552,596
Other liabilities	144,153		189,571		213,492		173,426		205,224
Shareholders' equity	1,404,029		1,389,290		1,260,818		1,365,920		1,226,873
Total Noninterest-Bearing Funding Sources	3,841,525		3,865,343		3,908,870		3,837,411		3,984,693
Total Liabilities and Shareholders' Equity	$11,625,716		$11,776,532		$11,402,130		$11,654,966		$11,091,853

Net Interest Margin (FTE) (annualized)(1)		3.54%		3.56%		3.65%		3.55%		3.81%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	December 31,	September 30,	December 31,
	2024	2024	2023
Loan and Lease Portfolio Detail
Commercial Loan and Lease Portfolio:
Commercial, financial, agricultural and other	$1,250,669	$1,263,008	$1,310,405
Commercial real estate	3,124,704	3,069,438	3,053,152
Equipment finance loans and leases	427,320	366,527	232,944
Real estate construction	475,367	522,548	541,633
Total Commercial	5,278,060	5,221,521	5,138,134

Consumer Loan Portfolio:
Closed-end mortgages	1,849,223	1,878,980	1,926,254
Home equity lines of credit	492,480	495,396	490,622
Real estate construction	8,017	18,227	56,102
Total Real Estate - Consumer	2,349,720	2,392,603	2,472,978

Auto & RV loans	1,280,645	1,275,765	1,277,969
Direct installment	25,935	26,425	27,167
Personal lines of credit	47,313	47,076	49,355
Student loans	2,081	2,110	3,158
Total Other Consumer	1,355,974	1,351,376	1,357,649
Total Consumer Portfolio	3,705,694	3,743,979	3,830,627
Total Portfolio Loans and Leases	8,983,754	8,965,500	8,968,761
Loans held for sale	51,991	46,785	29,820
Total Loans and Leases	$9,035,745	$9,012,285	$8,998,581

	December 31,	September 30,	December 31,
	2024	2024	2023
ASSET QUALITY DETAIL
Nonperforming Loans and Leases:
Loans and leases on nonaccrual basis	$45,827	$50,929	$24,997
Loans on nonaccrual basis - Centric acquisition	15,629	23,794	14,475
Total Nonperforming Loans and Leases	$61,456	$74,723	$39,472
Other real estate owned ("OREO")	895	669	422
Repossessions ("Repos")	792	1,188	1,024
Total Nonperforming Assets	$63,143	$76,580	$40,918
Loans past due in excess of 90 days and still accruing	2,064	1,191	9,436
Classified loans and leases	96,296	114,751	87,056
Criticized loans and leases	224,175	241,962	210,187

Nonperforming assets as a percentage of total loans and leases, plus OREO and Repos (4)	0.70%	0.85%	0.46%
Allowance for credit losses	$118,906	$126,112	$117,718

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$4,102	$5,870	$9,951	$14,699	$18,701
Real estate construction	1,057	—	—	1,086	—
Commercial real estate	6,620	1,381	4,579	8,501	6,126
Residential real estate	(27)	55	58	113	314
Loans to individuals	1,939	1,479	1,750	6,781	5,011
Net Charge-offs	$13,691	$8,785	$16,338	$31,180	$30,152

Net charge-offs as a percentage of average loans and leases outstanding (annualized) (4)	0.61%	0.39%	0.72%	0.35%	0.35%
Provision for credit losses as a percentage of net charge-offs	47.40%	120.83%	(11.42)%	93.55%	13.80%
Provision for credit losses	$6,490	$10,615	$(1,865)	$29,170	$4,160

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES
Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21%.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.
	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023

Interest income	$149,996	$154,323	$144,257	$600,463	$529,998
Adjustment to fully taxable equivalent basis (1)	354	342	314	1,347	1,237
Interest income adjusted to fully taxable equivalent basis (non-GAAP)	150,350	154,665	144,571	601,810	531,235
Interest expense	54,915	57,808	48,520	221,571	144,322
Net interest income, (FTE) (1)	$95,435	$96,857	$96,051	$380,239	$386,913

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023

Net Income	$35,849	$32,086	$44,827	$142,572	$157,063
Intangible amortization	1,368	1,223	1,210	5,024	4,983
Tax benefit of amortization of intangibles	(287)	(257)	(254)	(1,055)	(1,046)
Net Income, adjusted for tax affected amortization of intangibles	$36,930	$33,052	$45,783	$146,541	$161,000

Average Tangible Equity:
Total shareholders' equity	$1,404,029	$1,389,290	$1,260,818	$1,365,920	$1,226,873
Less: intangible assets	383,620	384,404	386,896	384,844	380,016
Tangible Equity	1,020,409	1,004,886	873,922	981,076	846,857
Less: preferred stock	—	—	—	—	—
Tangible Common Equity	$1,020,409	$1,004,886	$873,922	$981,076	$846,857

(8)Return on Average Tangible Common Equity	14.40%	13.09%	20.78%	14.94%	19.01%

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023

Core Net Income:
Total Net Income	$35,849	$32,086	$44,827	$142,572	$157,063
Net securities (gains) losses	(1)	(194)	—	(218)	103
Tax benefit of net securities gains	—	41	—	46	(22)
Merger and acquisition related expenses	277	—	174	391	9,034
Tax benefit of merger and acquisition related expenses	(58)	—	(37)	(82)	(1,897)
Provision for credit losses - acquisition day 1 non-PCD	—	—	—	—	10,653
Tax benefit of provision for credit losses - acquisition day 1 non-PCD	—	—	—	—	(2,237)
(5) Core net income	$36,067	$31,933	$44,964	$142,709	$172,697
Average Shares Outstanding Assuming Dilution	101,963,018	102,418,964	102,264,768	102,205,497	101,822,201
(6) Core Earnings per common share (diluted)	$0.35	$0.31	$0.44	$1.40	$1.70

Intangible amortization	1,368	1,223	1,210	5,024	4,983
Tax benefit of amortization of intangibles	(287)	(257)	(254)	(1,055)	(1,046)
Core Net Income, adjusted for tax affected amortization of intangibles	$37,148	$32,899	$45,920	$146,678	$176,634

(9) Core Return on Average Tangible Common Equity	14.48%	13.02%	20.85%	14.95%	20.86%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Core Return on Average Assets:
Total Net Income	$35,849	$32,086	$44,827	$142,572	$157,063
Total Average Assets	11,625,716	11,776,532	11,402,130	11,654,966	11,091,853
Return on Average Assets	1.23%	1.08%	1.56%	1.22%	1.42%

Core Net Income (5)	$36,067	$31,933	$44,964	$142,709	$172,697
Total Average Assets	11,625,716	11,776,532	11,402,130	11,654,966	11,091,853
(7) Core Return on Average Assets	1.23%	1.08%	1.56%	1.22%	1.56%

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Core Efficiency Ratio:
Total Noninterest Expense	$69,304	$70,070	$65,180	$270,745	$269,917
Adjustments to Noninterest Expense:
Intangible amortization	1,368	1,223	1,210	5,024	4,983
Merger and acquisition related	277	—	174	391	9,034
Noninterest Expense - Core	$67,659	$68,847	$63,796	$265,330	$255,900

Net interest income, (FTE)	$95,435	$96,857	$96,051	$380,239	$386,913
Total noninterest income	25,335	24,698	24,297	99,231	96,609
Net securities (gains) losses	(1)	(194)	—	(218)	103
Total Revenue	120,769	121,361	120,348	479,252	483,625

Adjustments to Revenue:
Derivative mark-to-market	95	(153)	(13)	(46)	14
Total Revenue - Core	$120,674	$121,514	$120,361	$479,298	$483,611

(10)Core Efficiency Ratio	56.07%	56.66%	53.00%	55.36%	52.91%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	December 31,	September 30,	December 31,
	2024	2024	2023
Tangible Equity:
Total shareholders' equity	$1,405,165	$1,409,616	$1,314,274
Less: intangible assets	383,352	384,172	386,535
Tangible Equity	1,021,813	1,025,444	927,739
Less: preferred stock	—	—	—
Tangible Common Equity	$1,021,813	$1,025,444	$927,739

Tangible Assets:
Total assets	$11,584,936	$11,983,199	$11,459,488
Less: intangible assets	383,352	384,172	386,535
Tangible Assets	$11,201,584	$11,599,027	$11,072,953

(12)Tangible Common Equity as a percentage of Tangible Assets	9.12%	8.84%	8.38%

Shares Outstanding at End of Period	101,758,450	102,237,941	102,114,664
(11)Tangible Book Value Per Common Share	$10.04	$10.03	$9.09

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Pre-tax pre-provision income:
Net interest income	$95,081	$96,515	$95,737	$378,892	$385,676
Noninterest income	25,335	24,698	24,297	99,231	96,609
Noninterest expense	69,304	70,070	65,180	270,745	269,917
Pre-tax pre-provision income	$51,112	$51,143	$54,854	$207,378	$212,368

Net securities (gains) losses	$(1)	$(194)	$—	$(218)	$103
Merger and acquisition related expenses	277	—	174	391	9,034
Core pre-tax pre-provision income	$51,388	$50,949	$55,028	$207,551	$221,505

Net charge-offs	$13,691	$8,785	$16,338	$31,180	$30,152